UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2024
Floor & Decor Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38070	27-3730271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Windy Ridge Parkway SE		30339
Atlanta,	Georgia
(Address of principal executive offices)		(Zip Code)
(404) 471-1634
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	FND	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 1, 2024, Floor & Decor Holdings, Inc. (the “Company”) announced that on October 30, 2024, Peter Starrett informed the Company that he would be retiring from the Board of Directors (the “Board”) of the Company, effective February 28, 2025. Mr. Starrett’s retirement is not related to any disagreement with the Company or the Board regarding any matter related to the Company’s operations, policies or practices.
On October 30, 2024, the Board determined to appoint Nada Aried to the Board, effective as of January 1, 2025.
Ms. Aried has over 30 years of experience in specialty retail and services with leadership roles in technology, omni-channel, digital, supply chain and enterprise functions. She currently serves as the Executive Vice President and Chief Digital Technology Officer of Safelite Autoglass, a leading provider of vehicle glass repair, replacement and recalibration services in the U.S., which she joined in October 2024. From October 2020 to September 2024, Ms. Aried served as Executive Vice President and Chief Information Officer of Bath & Body Works, Inc., a global leader in personal care and home fragrance that was formerly part of L Brands, a global retailer for personal care and intimate apparel. In this role, Ms. Aried was responsible for all information technology activities and support, supported the technology enablement of Bath & Body Works’ loyalty program, and created a multi-year transformational digital and technology roadmap to support the customer experience. Ms. Aried began her career with L Brands companies in 1993, serving in a number of roles of increasing responsibility, including most recently Senior Vice President, Enterprise and Supply Chain Applications for L Brands from 2016 to 2020 and Vice President, Enterprise and Shared Services of L Brands from 2014 to 2016. Ms. Aried received a bachelor’s degree in finance from the University of Toledo, a bachelor’s degree in English literature from The Ohio State University, and an M.B.A. from Ohio University. Ms. Aried’s extensive experience with technology in the retail space will provide the Board with valuable insight into enterprise digital strategies, cybersecurity, significant technological upgrades, and expansion of the Company’s connected customer online experience.
The Board anticipates that Ms. Aried will serve on the Audit Committee of the Board. Ms. Aried will receive the standard compensation amounts payable to non-employee directors of the Company, as described in the Company’s proxy statement for the 2024 annual meeting of stockholders.
There are no arrangements or understandings between Ms. Aried and any other person pursuant to which Ms. Aried was selected as a director, and there are no transactions between Ms. Aried and the Company that would require disclosure under Item 404(a) of Regulation S-K.
A copy of the press release announcing Ms. Aried’s appointment to the Board is attached hereto as Exhibit 99.1.
Item 9.01.            Financial Statements and Exhibits.
(d)    Exhibits:

Exhibit Number	Description

99.1	Press Release, dated November 1, 2024

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOOR & DECOR HOLDINGS, INC.

Date: November 1, 2024	By:	/s/ David V. Christopherson
	Name:	David V. Christopherson
	Title:	Executive Vice President, Chief Administrative Officer and Chief Legal Officer